Exhibit 99.1

Ameri100 Completes Acquisition of SAP Consulting Firm DC&M Partners, L.L.C.

Acquisition reinforces Ameri100’s leadership in SAP consulting services

Princeton, NJ, August 1, 2016 / PR Newswire – AMERI Holdings, Inc. (“Ameri100” or the “Company”) (OTCQB: AMRH), today announced the acquisition of DC&M Partners, L.L.C. (“DC&M”), a SAP consulting and management firm specializing in providing a wide range of SAP development, implementation, consultancy and management services. This acquisition is part of Ameri100’s strategy to complete multiple acquisitions this year as it expects to grow beyond previously projected revenue of $40 million for 2016.

DC&M, founded in 2000 and based in Phoenix, Arizona, will strengthen Ameri100’s SAP-based service capabilities and presence in the U.S. market. “We are excited about this acquisition of DC&M. DC&M is well known as a high-end SAP consulting firm, and the combination of DC&M and Ameri100 will allow us to better serve all our combined customers worldwide,” said Giri Devanur, President and Chief Executive Officer of Ameri100.

Frits Huijskens, former Managing Partner at DC&M and now its co-Executive Vice President, commented that, “DC&M has been able to establish itself as a prominent player in the SAP consulting market. This combination will bring to both DC&M and Ameri100 customers expanded skills and a deep knowledge base that leverages Ameri100’s global partner network and capabilities.”

With this acquisition of DC&M, Ameri100 continues to demonstrate the Company’s commitment to strengthening its capabilities in SAP services and premium consulting to transform businesses through strategic growth. Ameri100, through both organic growth and strategic acquisitions, expects to achieve a revenue run-rate of $100 million by the end of 2017.

About AMERI Holdings, Inc.

AMERI Holdings, Inc. is a SAP-based strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey with offices in New York, Atlanta, Dallas, and Toronto, as well as offshore centers in Bangalore, Mumbai and Chennai India, the Company is a global leader in consulting and technology solutions. Ameri100 is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. The Company leverages a global partner ecosystem that has deep knowledge and skills to build and implement great ideas that drive progress for clients and enhance their businesses through innovative solutions. For further information, visit www.ameri100.com.

About DC&M Partners LLC

DC&M Partners, L.L.C. provides its clients with a wide range of information technology development, consultancy, and management services with an emphasis on the design, build and rollout of SAP implementations and related products. Headquartered in Phoenix, Arizona, DC&M prides itself on the high quality and experience of its consultants and the timeliness with which it delivers solutions. DC&M is also a SAP-certified software partner, having launched its SAP reporting, extraction and distribution tool called "IRIS." For further information, visit www.dcm-partners.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Press Contact

Carlos Fernandez

100 Canal Pointe Blvd, Suite 108

Princeton, NJ 08540

Phone: (732) 243-9250

Email: carlos.fernandez@ameri100.com

Investor Relations Contact

Ted O'Donnell

100 Canal Pointe Blvd, Suite 108

Princeton, NJ 08540

Phone: (732) 243-9250

Email: ted@Ameri100.com